EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-71073) of IKON Receivables, LLC of our report dated December 18, 2003 relating to the financial statements, which appear in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 3, 2004